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                                     FORM OF
                              NON-EMPLOYEE DIRECTOR
                          PHANTOM STOCK UNIT AGREEMENT



     THIS PHANTOM STOCK UNIT AGREEMENT (the "Agreement"), dated as of this 28th day of March, 2000, by and between Arden Group, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Unit Holder"), is made with reference to the following facts:

     A. The Company is desirous of providing additional incentives to the Unit Holder in rendering services as a non-employee director of the Company and, in order to accomplish this result, has determined to grant the Unit Holder phantom stock units representing the right to receive a cash payment on the terms and conditions set forth herein.

     B. The Unit Holder is desirous of accepting said right on the terms and conditions set forth herein.

     NOW, THEREFORE, it is agreed as follows:

     1.   GRANT.

          (a) Subject to the terms and conditions set forth herein, the Company hereby grants to the Unit Holder Ten Thousand (10,000) Units exercisable from time to time in accordance with the provisions of this Agreement during a period commencing on the date hereof and expiring at the close of business on March 28, 2005 (the "Expiration Date"). Each Unit hereunder represents the right to receive an amount equal to the excess of (a) the Fair Market Value (as defined below) of one share of the Class A Common Stock, $.25 par value per share, of the Company (the "Class A Common Stock") on the date upon which the Grantee exercises such Unit over (b) $29.0625 (the "Base Price"), representing the Fair Market Value of one share of the Class A Common Stock on the effective date hereof.

          (b) For purposes of this Agreement, "Fair Market Value of one share of Class A Common Stock" shall mean (i) if the Class A Common Stock is then listed on a national securities exchange, the closing sales price of the Class A Common Stock on the day such value is determined on the principal securities exchange on which such stock is then listed, or if there is no reported sale

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on that day, the average of the bid and asked quotations on such exchange on that day, or (ii) if the Class A Common Stock is then publicly traded in the NASDAQ National Market System, the closing sales price of the Class A Common Stock as reported by the NASDAQ National Market System on the day such value is determined, or if there is no reported sale on that day, the average of the bid and asked quotations on that day, or (iii) if the Class A Common Stock is then publicly traded in the over-the-counter market (other than the NASDAQ National Market System), the mean between the closing bid and asked prices of the Class A Common Stock in the over-the-counter market on the day such value is determined or, if no shares were traded that day, on the next preceding day on which there was such a trade, or (iv) if the Class A Common Stock is not then separately quoted or publicly traded, the fair market value on the date such value is to be determined, as determined in good faith by the Board of Directors of the Company (the "Board").

     2.   EXERCISE OF UNITS.

          (a) The Unit Holder may elect to be paid for any then vested Unit by timely delivering or mailing to the Company (in accordance with Paragraph 10 below), Attention: Chief Executive Officer and Chief Financial Officer, a notice of exercise, in the form prescribed by the Company, stating therein that the Unit Holder has elected to exercise his Units and specifying therein the number of vested Units for which he is electing to be paid. The exercise of any Units shall not be deemed effective unless and until the Unit Holder has complied with all of the provisions of this Paragraph 2(a). Upon an effective exercise of any one or more Units, the Company shall thereafter pay the Unit Holder in complete satisfaction of each Unit with respect to which such right and option has been exercised an amount equal to: (a) the Fair Market Value of one share of Common Stock on the date of exercise of such right and option minus (b) the Base Price. Such payment shall be made to the Unit Holder within 30 days after the exercise of such right and option.

          (b) No Units shall vest or become exercisable during the first year from the date of grant hereof; thereafter Units shall vest and become exercisable in installments as to (i) no more than twenty-five percent (25%) of the total number of Units subject to this Agreement during the second year from the date hereof, (ii) no more than fifty percent (50%) of the total number of Units subject to this Agreement during the third year from the date hereof,
(iii) no more than seventy-five percent (75%) of the


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total number of Units subject to this Agreement during the fourth year from the date hereof, and (iv) all Units subject to this Agreement from and after the fourth anniversary of the date hereof.

          (c) In connection with the exercise of any one or more Units and as a condition to delivery of any payment to which the Unit Holder is entitled upon such exercise, the Company may withhold from such payment an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax requirements (if any) and federal social security or other taxes or other tax requirements relating thereto (if any).

          3. TERMINATION. All unexercised Units shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a)  the Expiration Date;

          (b) The expiration of 30 days from the date of termination (other than a termination described in subparagraph (c) below or on account of death or disability, as defined in Paragraph 4 below, of the Unit Holder while a member of the Board) of the Unit Holder's service as a member of the Board, or, if the Unit Holder shall die during such 30-day period, the expiration of one year following the date of the Unit Holder's death; provided that no additional Units shall vest or become exercisable during such 30-day or one year period, as the case may be;

          (c) The date of termination of the Unit Holder's service as a member of the Board, if such termination of service is due to the removal of the Grantee from the Board for cause (the Board shall have the right to determine whether the Unit Holder has been removed for cause and the date of such removal, such determination of the Board to be final and conclusive); and

          (d)  Any of the events as described in Paragraph 7 below.

     Nothing contained in this Agreement shall obligate the Company or any of its subsidiary corporations to continue to employ or engage the services of the Unit Holder in any capacity, nor confer upon the Unit Holder any right to continue on the Board or in any other capacity with the Company or its subsidiary corporations, nor limit in any way the right of the Company or

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its subsidiary corporations to amend, modify or terminate at any time the Unit
Holder's arrangements, if any, with the Company.

          4. PAYMENT UPON DEATH OR DISABILITY. Upon the termination of the service of the Unit Holder as a member of the Board due to the death of the Unit Holder or disability of the Unit Holder within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the Board shall have the right to determine whether the Grantee's termination is attributable to a disability of the Grantee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, such determination of the Board to be final and conclusive), while serving in such capacity, (a) the Company shall pay such Unit Holder (or the legal representative of the estate of the deceased Unit Holder or the person or persons who acquire the right to receive payment for a Unit by bequest or inheritance or reason of the death of the Unit Holder; hereinafter "Successor"), in complete satisfaction of all fully vested and unexercised Units held by such Unit Holder on the date of such termination of such service of the Unit Holder, an amount determined in the manner set forth in Paragraph 2 above as if the Unit Holder had exercised the right and option to be paid for all then fully vested and unexercised Units held by the Unit Holder on the date of such service termination, and (b) all other Units held by the Unit Holder on the date of such service termination shall terminate and shall become null and void. Such payment shall be made by the Company to the Unit Holder or the Unit Holder's Successor, as the case may be, within 30 days after the date of such termination.

          5. NON-ASSIGNABILITY. The Unit Holder shall not transfer, assign, pledge or hypothecate in any manner this Agreement or any of the rights and privileges granted hereby other than by will or by the laws of descent and distribution. Units are exercisable during the Unit Holder's lifetime only by the Unit Holder. Upon any attempt by the Unit Holder to transfer this Agreement or any right or privilege granted hereby (including without limitation any Units) other than by will or by the laws of descent and distribution and contrary to the provisions hereof, this Agreement and said rights and privileges shall immediately become null and void.

          6. ANTI-DILUTION. In the event that the shares of Class A Common Stock subject to this Agreement shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation

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(whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased solely through the payment of a stock dividend, then there shall be made an appropriate adjustment (a) in the number of Units then covered hereby, (b) to the Base Price and (c) to the other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to this Agreement, then if the Board, in its sole discretion, determines that such change equitably requires an adjustment in this Agreement, such adjustments shall be made in accordance with such determination. The foregoing adjustments shall be made in a manner that will cause the relationship between the aggregate appreciation in a share of Class A Common Stock and the increase in value of each Unit granted hereunder to remain unchanged as a result of the applicable transaction.

          7. TERMINATION UPON MERGER. In the event that (i) the Company merges with or into any other corporation, consolidates with any other corporation, or sells substantially all of its assets and business to another corporation and, in any such case, stockholders of the Company immediately prior to the consummation of the transaction own less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring corporation immediately after consummation of the transaction, or (ii) the inclusion of the Company's Class A Common Stock (or any other capital stock into which the Class A Common Stock is changed) in the Nasdaq Stock Market is terminated, the Unit Holder shall be paid the amount provided in Paragraph 2 above for all then fully vested unexercised Units then held by him or her in the manner provided in said Paragraph 2 as if such Grantee had exercised his right and option to be paid for all of such then fully vested Units immediately prior to the effectiveness of such merger or consolidation, consummation of such sale or such termination of inclusion in the Nasdaq Stock Market and all of the Units shall terminate upon such effectiveness, consummation or termination.

          8. RIGHTS UNFUNDED. The Unit Holder understands that the rights provided for hereunder are unfunded and the Company has not made, and has no obligation to make, any provision with respect to segregating assets of the Company for payment of any benefits hereunder. The Unit Holder further understands that he has no interest in any particular asset of the Company by reason


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of this Agreement but only the rights of a general unsecured creditor with respect to his rights under this Agreement.

          9. NO RIGHTS AS A STOCKHOLDER. Neither the Unit Holder nor any other person legally entitled to exercise any Units hereunder shall have any rights of a stockholder by virtue of the grant, vesting or exercise of a Unit.

          10. NOTICES. Whenever under this Agreement notice is required to be given in writing, it shall be deemed to have been duly given upon personal delivery, one business day following deposit with a nationally recognized air courier guaranteeing overnight delivery, or three business days after deposit in the United States mail if mailed by registered or certified mail, postage prepaid, to the Company at the address set forth below or to the Unit Holder at the address set forth on the last page hereof (or to such other address as either party shall have indicated to the other party by notice in accordance with this Paragraph):

                  Company:          Arden Group, Inc.
                                    2020 South Central Avenue
                                    Compton, California 90220
                                    Attention: Chief Executive Officer and
                                    Chief Financial Officer

For purposes hereof, a "business day" is any day other than a Saturday, Sunday or a holiday in the State of California.

          11. BENEFIT. Except as otherwise specifically provided herein, this Agreement shall be binding upon and shall operate for the benefit of the Company and the Unit Holder and his successors.

          12. GOVERNING LAW. This Agreement and any rights and obligations arising hereunder shall be governed and construed in accordance with the laws of the State of California.

          13. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto regarding Units based on the Company's Class A Common Stock and supersedes any and all prior or contemporaneous written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein. Except as otherwise expressly provided herein, this Agreement cannot be


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amended or modified except by a written instrument executed by the parties hereto.

         14. CONSTRUCTION. The headings of the Paragraphs are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If any of the provisions of this Agreement shall be unlawful, void or for any reason unenforceable, they shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement.

         15. FURTHER ACTS. The parties hereto agree to execute and deliver such further instruments as may be reasonably necessary to carry out the intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARDEN GROUP, INC.                          UNIT HOLDER:


By:
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                                            Address for Notice:

                                            -----------------------------------

                                            -----------------------------------

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     The undersigned, the spouse of the Unit Holder, does hereby agree to be bound by the terms of the foregoing Phantom Stock Unit Agreement.


         Dated  __________ __, ____


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